Exhibit 3.1
CERTIFICATE OF AMENDMENT
TO THE
CERTIFICATE OF FORMATION
OF
CRESTLINE LENDING SOLUTIONS RAMP, LLC
The undersigned, desiring to amend the Certificate of Formation of Crestline Lending Solutions Ramp, LLC (the “LLC”), pursuant to the provisions of the Delaware Limited Liability Company Act, does hereby certify as follows:
1.The name of the LLC is Crestline Lending Solutions Ramp, LLC.
2.The Certificate of Formation for the LLC was originally filed on June 18, 2024, and assigned file number 3971275.
3.Paragraph First of the Certificate of Formation of the LLC will be amended as follows, to change the name of the LLC:
“The name of the LLC formed hereby is Crestline Lending Solutions, LLC.”
IN WITNESS WHEREOF, the undersigned executed this Certificate of Amendment to the Certificate of Formation on this14th day of April, 2025.

CRESTLINE LENDING SOLUTIONS RAMP, LLC

By:	Crestline Management, L.P., a Delaware limited partnership, its manager

	By:	Crestline Investors, Inc., a Delaware corporation, its general partner

		By:	/s/ John Cochran
		Name:	John Cochran
		Title:	Vice President